EXHIBIT 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Eric Boehnke, hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)           the Quarterly Report on Form 10-QSB/A of Southern Star Energy Inc. for the quarterly period ended November 30, 2006 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)           the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Southern Star Energy Inc.

Dated: March 2, 2007

/s/ Eric Boehnke

Eric Boehnke

President, Secretary and Treasurer

(Principal Executive Officer, Principal Financial Officer

and Principal Accounting Officer)

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Southern Star Energy Inc. and will be retained by Southern Star Energy Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

CW1081730.1